Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-212097) on Form S-8 of Lake Sunapee Bank Group of our report dated June 29, 2017, relating to our audit of the financial statements and supplemental schedule of the Lake Sunapee Bank Profit Sharing – Stock Ownership Plan, which appears in this Annual Report on Form 11-K of Lake Sunapee Bank Profit Sharing – Stock Ownership Plan for the year ended December 31, 2016.

/s/ RSM US LLP

Boston, Massachusetts

June 29, 2017